As filed with the Securities and Exchange Commission on March 21, 2012.

Registration No. 333-177962

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPKO HEALTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	75-2402409
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4400 Biscayne Blvd.

Miami, Florida 33137

(305) 575-4100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kate Inman, Esquire

Deputy General Counsel and Secretary

OPKO Health, Inc.

4400 Biscayne Blvd.

Miami, Florida 33137

(305) 575-4100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Rodney H. Bell, Esquire

Holland & Knight LLP

701 Brickell Ave., Suite 3000

Miami, Florida 33131

(305) 374-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 (this “Post Effective Amendment No. 1”) is being filed to update the Form S-1 Registration Statement (Registration No. 333-177962), which was previously declared effective by the Securities and Exchange Commission on November 28, 2011, to include the audited consolidated financial statements and the notes thereto included in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and to update certain other information in such Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of such Registration Statement on November 14, 2011.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 21, 2012

PRELIMINARY PROSPECTUS

OPKO HEALTH, INC.

4,494,380 shares

of

Common Stock

This prospectus relates to the resale from time to time of up to a total of 4,494,380 shares of our common stock, which are held by the selling stockholders named in this prospectus. The selling stockholders acquired the common stock from us in a merger transaction that closed on October 13, 2011, and that is more fully described in the section entitled “Prospectus Summary.” We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 6. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is listed on the New York Stock Exchange under the trading symbol “OPK.” On March 20, 2012, the last reported sale price of our common stock was $4.85 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and under any similar headings in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 21, 2012

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context requires otherwise, in this prospectus, the terms the “Company,” “OPKO,” “we,” “our,” “ours,” and “us” refers to OPKO Health, Inc., a Delaware corporation, including our wholly-owned subsidiaries. References to “selling stockholders” refers to the stockholders listed herein under the heading “Selling Stockholders” on page 3, who may sell shares from time to time as described in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any prospectus supplement and the documents that we incorporate by reference into this prospectus, before making an investment decision.

ABOUT OPKO HEALTH, INC.

We are a multi-national pharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging our discovery, development and commercialization expertise and our novel and proprietary technologies. Our current focus is on conditions with major unmet medical needs. We are developing a range of solutions to diagnose, treat and prevent various conditions, including molecular diagnostics tests, point-of-care tests, and proprietary pharmaceuticals and vaccines. We plan to commercialize these solutions on a global basis in large and high growth markets, including emerging markets. We have already established emerging markets pharmaceutical platforms in Chile and Mexico, which are generating revenue and which we expect to generate positive cash flow and facilitate future market entry for our products currently in development. We also recently acquired a specialty active pharmaceutical ingredients manufacturer in Israel, which is currently generating revenue and positive cash flow, and which we expect will play a valuable role in the development of our pipeline of peptoids and other molecules for our proprietary molecular diagnostic and therapeutic products. We continue to actively explore opportunities to acquire complementary pharmaceuticals, compounds, technologies, and businesses.

Our shares are publicly traded on the New York Stock Exchange under the trading symbol “OPK”. We were incorporated in Delaware in October 1991. Our principal executive offices are located at 4400 Biscayne Boulevard, Miami, Florida 33137, and our telephone number is (305) 575-4100. We also have offices in Santiago, Chile, laboratory facilities in Jupiter and Miramar, Florida, office space and manufacturing facilities in Woburn, Massachusetts, Guadalajara, Mexico and Nesher, Israel. Our Internet website address is www.opko.com.

THE OFFERING

Common stock to be offered by the selling stockholders	4,494,380 shares

Common stock outstanding after the offering	295,061,572 shares

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

New York Stock Exchange Trading Symbol	OPK

The selling stockholders named in this prospectus may offer and sell up to 4,494,380 shares of our common stock. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of common stock that have been issued pursuant to the agreement and plan of merger by and among the Company, Claros Merger Subsidiary, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, or Merger Sub, Claros Diagnostics, Inc., a Delaware Corporation, or Claros, and certain stockholders of Claros. When we refer to the selling stockholders in this prospectus, we are referring to the former stockholders of Claros who are named in this prospectus as the selling stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

MERGER AGREEMENT

On October 13, 2011, we entered into an agreement and plan of merger, or the merger agreement, with Claros, Merger Sub and certain stockholders of Claros, in each case in his or her capacity as a member of the stockholder representative committee constituted under the merger agreement. Pursuant to the merger agreement, we agreed to acquire Claros pursuant to a merger of Claros with and into Merger Sub, with Merger Sub being the surviving entity.

Pursuant to the merger agreement, we paid $10 million in cash subject to certain set-offs and deductions and $22.5 million in shares of our common stock based on the closing sales price per share of our common stock as reported by the New York Stock Exchange (NYSE) on the closing date of the merger, or $5.04 per share. In connection with the merger, we issued 3,370,784 shares of our common stock to the former stockholders of Claros and deposited an additional 1,123,596 shares of our common stock into an escrow account for the benefit of the Company and the former stockholders of Claros, the proceeds of which may be used to satisfy, among other things, indemnification claims. The number of shares issued at closing was determined based on the average closing sales price per share of our common stock as reported by the NYSE for the ten trading days immediately preceding the closing date of the merger, or $4.45 per share. In addition, we agreed to pay up to an additional $19.125 million in shares of our common stock subject to the achievement of certain milestones.

Pursuant to the merger agreement, we agreed to file this registration statement with the Securities and Exchange Commission, or SEC, to register for resale the shares of our common stock issued at closing in the merger. The issuance of shares of our common stock in the merger was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this prospectus and any accompanying prospectus supplement, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors”, and under the same or similar headings in our most recent Annual Report on Form 10-K, for the fiscal year ended December 31, 2011. These risks are not the only ones faced by us. Without limitation, you should also carefully consider the risks noted under the caption “Forward-Looking Statements” in this prospectus. Additional risks not known or that are presently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. Additional risk factors may be included in a prospectus supplement. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See the “Where You Can Find More Information” section in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and our consolidated financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements that are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different than the results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC . Accordingly, you should not unduly rely on these forward-looking statements. Except as required by law, we undertake no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events or for any other reason. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus.

Each selling stockholder will pay any underwriting discounts and commissions and any expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholder in disposing of shares covered by this prospectus.

SELLING STOCKHOLDERS

On October 13, 2011, we issued to the selling stockholders named below an aggregate of 4,494,380 shares of common stock in a merger transaction, which includes 1,123,596 shares of common stock deposited into an escrow account for the benefit of the Company and the former stockholders of Claros, the proceeds of which may be used to satisfy, among other things, indemnification claims. For more information, see “Prospectus Summary—Merger Agreement” above. This prospectus relates to the possible resale by the selling stockholders of any or all of the shares of common stock issued at closing in the merger transaction.

The table below, including the footnotes, lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders based in part on information provided to us by the selling stockholders. The percentages of shares owned prior to and after the offering are based on 295,061,572 shares of our common stock issued and outstanding as of March 8, 2012. The number of shares beneficially owned prior to offering column indicates the number of shares of common stock beneficially owned by each selling stockholder as of March 14, 2012. We have determined beneficial ownership in accordance with SEC rules.

The number of shares being offered column indicates the total number of shares of our common stock that each selling stockholder may offer under this prospectus.

The shares beneficially owned after offering column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long any of the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to Offering (1) (2)		Number of Shares Being	Shares Beneficially Owned After Offering
Name of Selling Stockholders(1)	Number	Percent	Offered Hereby(2)(3)	Number	Percent
Binur, Yuval	3,703	*	3,703	0	*
BioVentures Investors (Offshore) III L.P.	184,820	*	184,820	0	*
BioVentures Investors III Limited Partnership	290,990	*	290,990	0	*
Commons Capital LP	29,673	*	29,673	0	*
Geoffrion, Richard	10,703	*	10,703	0	*
Hochman, David	3,703	*	3,703	0	*
mRNA Fund V L.P. (Oxford)	9,305	*	9,305	0	*
Oxford Bioscience Partners V L.P.	412,909	*	412,909	0	*
Davis, Jack	7,042	*	7,042	0	*
Popper, Caroline	31,651	*	31,651	0	*
Popper & Company, LLC	733	*	733	0	*
Linder, Vincent	135,724	*	135,724	0	*
Magliochetti, Michael	143,005	*	143,005	0	*
Sia, Samuel	54,875	*	54,875	0	*
Steinmiller, David	183,005	*	183,005	0	*
Dirckx, Matthew	8,121	*	8,121	0	*
Houtchens, Graham	2,552	*	2,552	0	*
Karaseva, Nadezda	2,668	*	2,668	0	*
Fagan, Gary	20,883	*	20,883	0	*
Leek, Adrian	17,403	*	17,403	0	*
Lascelle, Kimberly	2,552	*	2,552	0	*
Mugo, Isaac	2,552	*	2,552	0	*
Nahas, Michelle	8,121	*	8,121	0	*
Reeve, Michael	17,171	*	17,171	0	*
Szeto, Annie	3,016	*	3,016	0	*
Tan, Enqing	18,563	*	18,563	0	*
Taylor, Jason	18,563	*	18,563	0	*
Wittenberg, Judy	2,320	*	2,320	0	*
Bartsch, Georg	30,447	*	30,447	0	*
Dretler, Stephen	15,224	*	15,224	0	*
Simpson, Bonnie	15,224	*	15,224	0	*
Getzenberg, Robert	1,740	*	1,740	0	*
Johnson, John	580	*	580	0	*
Lilja, Hans	1,160	*	1,160	0	*
Parsons, George	464	*	464	0	*
Pfeffer, Christian	1,740	*	1,740	0	*
Scardino, Peter	30,447	*	30,447	0	*
Scholz, Manfred	1,060	*	1,060	0	*
Vaughan, Darricott	30,447	*	30,447	0	*
Wein, Alan	30,447	*	30,447	0	*
Whitesides, George	4,640	*	4,640	0	*
Zappala, Stephen	1,160	*	1,160	0	*
President and Fellows of Harvard College	60,895	*	60,895	0	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	The natural person that votes for each entity selling stockholder is listed in the table below:

Name of Selling Stockholder That is an Entity	Natural Person That Votes

BioVentures Investors (Offshore) III L.P.	Marc E. Goldberg

BioVentures Investors III Limited Partnership	Marc E. Goldberg

Commons Capital LP	William Osborn

mRNA Fund V L.P.	Jonathan Fleming and Matthew Gibbs

Oxford Bioscience Partners V L.P.	Jonathan Fleming and Matthew Gibbs

Popper & Company, LLC	Caroline Popper

President and Fellows of Harvard College	Gary F. Snerson, Sr. VP of Estates and Special Investments

(2)

Based on information provided to us by the selling stockholders and as of the date the same was provided to us and assumes the selling stockholders do not acquire any additional shares during the offering. We do not know when or in what amounts a selling stockholder may offer for sale shares of common stock covered by this prospectus. The selling stockholders may not sell any or all of such shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock covered by this prospectus pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of such shares, we cannot estimate the number of such shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares of common stock covered by this prospectus will be held by the selling stockholders.

(3)

Includes an aggregate of 1,123,596 shares of common stock deposited into an escrow account for the benefit of the Company and the former stockholders of Claros pursuant to the terms of the Merger Agreement, the proceeds of which may be used to satisfy, among other things, indemnification claims. The amount of shares held in escrow for each selling stockholder is as follows:

Name of Selling Stockholders	Number

Binur, Yuval	3,703
BioVentures Investors (Offshore) III L.P.	46,205
BioVentures Investors III Limited Partnership	225,812
Commons Capital LP	29,673
Geoffrion, Richard	3,703
Hochman, David	3,703
mRNA Fund V L.P.	9,305
Oxford Bioscience Partners V L.P.	412,909
Davis, Jack	7,042
Popper, Caroline	7,913
Popper & Company, LLC	183
Linder, Vincent	77,001
Magliochetti, Michael	77,001
Sia, Samuel	54,875
Steinmiller, David	77,001
Dirckx, Matthew	2,030
Houtchens, Graham	638
Karaseva, Nadezda	667
Fagan, Gary	5,221
Leek, Adrian	4,351
Lascelle, Kimberly	638
Mugo, Isaac	638
Nahas, Michelle	2,030
Reeve, Michael	4,293
Szeto, Annie	754
Tan, Enqing	4,641

Name of Selling Stockholders	Number

Taylor, Jason	4,641
Wittenberg, Judy	580
Bartsch, Georg	7,612
Dretler, Stephen	3,806
Simpson, Bonnie	3,806
Getzenberg, Robert	435
Johnson, John	145
Lilja, Hans	290
Parsons, George	116
Pfeffer, Christian	435
Scardino, Peter	7,612
Scholz, Manfred	290
Vaughan, Darricott	7,612
Wein, Alan	7,612
Whitesides, George	1,160
Zappala, Stephen	290
President and Fellows of Harvard College	15,224

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) October 13, 2013; (2) such time as all of the shares covered by this prospectus have been sold; or (3) the date on which the shares may be sold without restriction or limitation pursuant to Rule 144 of the Securities Act and without requirement to be in compliance with Rule 144(c)(i) under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed on for us by Holland & Knight LLP, Miami, Florida.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Kost Forer Gabbay & Kasiere, a member of Ernst & Young Global, independent auditor, has audited the financial statements of FineTech Pharmaceutical Ltd. for the year ended December 31, 2010 included in the Amendment No. 1 to Current Report on Form 8-K of OPKO Health, Inc. filed with the SEC on January 25, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of FineTech Pharmaceutical Ltd. are incorporated by reference in reliance on Kost Forer Gabbay & Kasiere’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. We maintain a website at www.opko.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 15, 2012;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 26, 2011;

•	our Current Report on Form 8-K filed on January 24, 2012 and Amendment No. 1 to Current Report on Form 8-K filed on January 25, 2012; and

•	the description of our common stock contained in our Registration Statement on Form S-3 as filed with the SEC on February 11, 2011.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus.

You may request a copy of these filings, at no cost to you, by telephoning us at (305) 575-4100 or by writing us at the following address:

OPKO Health, Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

(305) 575-4100

Attention: Secretary

You may also access the documents incorporated by reference in this prospectus through our website at www.opko.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of common stock being registered. All amounts are estimates except the registration fee.

SEC registration fee	$2,658
Legal fees and expenses	$15,000
Accounting fees and expenses	$15,000
Printing and Miscellaneous	$2,000

Total	$34,658

Item 14.	Indemnification of Directors and Officers.

The following is a summary of the statutes, certificate of incorporation, and bylaw provisions or other arrangements under which the registrant’s directors and officers are insured or indemnified against liability in their capacities as such. All the directors and officers of the registrants are covered by insurance policies maintained and held in effect by OPKO against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Section 145 of Delaware General Corporation Law.

OPKO is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

Section 145 provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

A Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Certificate of Incorporation Provisions on Exculpation and Indemnification.

OPKO Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to either the Company or any of its stockholders for monetary damages for a breach of fiduciary duty except for: (i) breaches of the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law; (iii) as required by Section 174 of the DGCL; or (iv) a transaction resulting in an improper personal benefit. In addition the corporation has the power to indemnify any person serving as a director, officer or agent of the corporation to the fullest extent permitted by law.

Bylaws Provisions on Indemnification.

OPKO Amended and Restated Bylaws provide generally that the Company shall indemnify its directors, officers, employees, and agents who are or were a party, or threatened to be made a party, to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was the director, officer, employee, or agent of the corporation, or is or was serving in such a position at its request of any other corporation, partnership, joint venture, trust, or other enterprise.

Other Provisions on Indemnification.

The Company is also a party to indemnification agreements with each of the Company’s directors and certain officers of Company. Consistent with the Company’s bylaws, the indemnification agreements require the Company, among other things, to (i) maintain directors’ and officers’ liability insurance for each indemnitee, and (ii) indemnify each indemnitee to the fullest extent permitted by law for certain expenses incurred in a proceeding arising out of indemnitee’s service to the Company or its subsidiaries. The indemnification agreements also provide for the advancement of such expenses to the indemnitee by the Company.

The above discussion of the Amended and Restated Certificate of incorporation and Amended and Restated Bylaws of the registrant and the indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws, and indemnification agreements.

Item 15.	Recent Sales of Unregistered Securities.

The following list sets forth information regarding all securities sold by us within the past three years that were not registered under the Securities Act:

1.	On December 29, 2011, the Company issued an aggregate of 3,615,703 shares of the Company’s common stock to Arie Gutman, the sole shareholder (“Seller”) of FineTech Pharmaceutical Ltd., an Israeli corporation (“FineTech”), pursuant to a Stock Purchase Agreement dated December 20, 2011 (the “Purchase Agreement”) by and among the Company, the Seller, FineTech, and OPKO Holdings Israel Ltd, an Israeli corporation and a wholly owned subsidiary of the Company (the “Buyer”). At closing, the Company delivered to the seller $27.7 million, of which $10 million was paid in cash and $17.7 million was paid in shares of the Company’s common stock based on the closing sales price per share of the Company’s common stock as reported on the NYSE on the actual closing date of the acquisition, or $4.90 per share. The number of shares issued was based on the average closing sales price per share of the Company’s common stock for the ten trading days immediately preceding the execution of purchase agreement, or $4.84 per share.

2.	On October 13, 2011, the Company issued an aggregate of 4,494,380 shares of the Company’s common stock to the former stockholders of Claros Diagnostics, Inc., a Delaware corporation (“Claros”), pursuant to an Agreement and Plan of Merger by and among the Company, Claros Merger Subsidiary LLC, a wholly-owned subsidiary of the Company, Claros and certain shareholders of Claros. Pursuant to the Merger Agreement, the Company acquired Claros for $10 million in cash, subject to certain set-offs and deductions, and $22.5 million in shares of the Company’s common stock, based on the closing sales price per share of the Company’s Common Stock as reported by the NYSE on the closing date of the Merger, or $5.04 per share. The number of shares issued at closing was determined based on the average closing sales price per share of our common stock as reported by the NYSE for the ten trading days immediately preceding the closing date of the merger, or $4.45 per share.

3.	On February 17, 2010, the Company issued an aggregate of 1,372,428 shares of its common sock to Ignacio Levy García and José de Jesús Levy García pursuant to an agreement to, among other things, acquire all of the outstanding stock of Pharmacos Exakta, S.A. de C.V., a privately-owned Mexican company.

4.	On or about September 25, 2009, the Company issued aggregate of 1,209,677 shares of the Company’s 8.0% Series D Cumulative Convertible Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”), at a purchase price of $24.80 per share, together with warrants (the “Warrants”) to purchase up to an aggregate of 3,024,196 shares of the Company’s common stock at an exercise price of $2.48 per share to certain private investors, including Frost Gamma Investments Trust (the “Gamma Trust”), a trust controlled by Dr. Phillip Frost, the Company’s Chairman of the Board and Chief Executive Officer, and Hsu Gamma Investment, L.P, a limited partnership controlled by Jane H. Hsiao, the Company’s Vice Chairman and Chief Technical Officer.

5.	On or about May 26, 2009, May 29, 2009, and June 1, 2009, the issued an aggregate of 31 million shares of the Company’s common stock at a price of $1.00 per share to certain private investors including, Oracle Partners, LP, Oracle Institutional Partners, LP, Vector Group Ltd., Nora Real Estate S.A., Chung Chia Company Limited, Grandtime Associates Limited, and Gold Sino Assets Limited.

6.	On or about March 26, 2009, the Company issued 20,000,000 shares of the Company’s common stock to the Frost Gamma Investments Trust for $1.00 per share.

We made the foregoing securities issuances in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 16.	Exhibits and Financial Statement Schedules.

(a) See Exhibit Index.

(b) None.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post Effective Amendment No. 1 to registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 21st day of March, 2012.

OPKO HEALTH, INC.

/s/ Dr. Phillip Frost, M.D.
By: Dr. Phillip Frost, M.D. Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Phillip Frost, M.D. Dr. Phillip Frost, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 21, 2012

* Dr. Jane H. Hsiao	Vice Chairman and Chief Technical Officer	March 21, 2012

/s/ Steven D. Rubin Steven D. Rubin	Director and Executive Vice President – Administration	March 21, 2012

* Rao Uppaluri	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 21, 2012

* Adam Logal	Executive Director of Finance, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	March 21, 2012

* Robert Baron	Director	March 21, 2012

* Thomas E. Beier	Director	March 21, 2012

* Richard A. Lerner, M.D.	Director	March 20, 2012

* John A. Paganelli	Director	March 21, 2012

* Richard C. Pfenniger, Jr.	Director	March 21, 2012

* Alice Lin-Tsing Yu, M.D., Ph.D.	Director	March 21, 2012

*By:	/s/ Steven D. Rubin
Director and Executive Vice President-Administration Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1(14)	Underwriting Agreement, dated March 9, 2011, by and among OPKO Health, Inc., Jefferies & Company, Inc. and J.P. Morgan Securities LLC, as representatives for the underwriters named therein.

2.1(1)	Merger Agreement and Plan of Reorganization, dated as of March 27, 2007, by and among Acuity Pharmaceuticals, Inc., Froptix Corporation, eXegenics, Inc., e-Acquisition Company I-A, LLC, and e-Acquisition Company II-B, LLC.

2.2(5)+	Securities Purchase Agreement, dated May 6, 2008, among Vidus Ocular, Inc., OPKO Instrumentation, LLC, OPKO Health, Inc., and the individual sellers and noteholders named therein.

2.3(11)	Purchase Agreement, dated February 17, 2010, among Ignacio Levy García and José de Jesús Levy García, Inmobiliaria Chapalita, S.A. de C.V., Pharmacos Exakta, S.A. de C.V., OPKO Health, Inc., OPKO Health Mexicana S. de R.L. de C.V., and OPKO Manufacturing Facilities S. de R.L. de C.V.

2.4(16)+	Agreement and Plan of Merger, dated January 28, 2011, among CURNA Inc., KUR, LLC, OPKO Pharmaceuticals, LLC, OPKO CURNA, LLC, and certain individuals named therein.

2.5(17)	Agreement and Plan of Merger, dated October 13, 2011, by and among OPKO Health, Inc., Claros Merger Subsidiary, LLC, Claros Diagnostics, Inc. and Ellen Baron, Marc Goldberg, and Michael Magliochetti on behalf of the Shareholder Representative Committee.

2.6(19)+	Stock Purchase Agreement, dated December 20, 2011, by and among FineTech Pharmaceutical Ltd., Arie Gutman, OPKO Holdings Israel Ltd., and OPKO Health, Inc.

3.1(2)	Amended and Restated Certificate of Incorporation.

3.2(4)	Amended and Restated By-Laws.

3.3(9)	Certificate of Designation of Series D Preferred Stock.

4.1(1)	Form of Common Stock Warrant.

4.2(9)	Form of Common Stock Warrant.

5.1(20)	Legal Opinion of Holland & Knight LLP

10.1(1)	Form of Lockup Agreement.

10.2(1)	License Agreement, dated as of March 31, 2003, by and between the Trustees of the University of Pennsylvania and Acuity Pharmaceuticals, Inc. (Reich/Tolentino).

10.3(1)	License Agreement, dated as of March 31, 2003, by and between the Trustees of the University of Pennsylvania and Acuity Pharmaceuticals, Inc. (Reich/Gewirtz).

10.4(1)	First Amendment to License Agreement, dated as of August 1, 2003, by and between the Trustees of the University of Pennsylvania and Acuity Pharmaceuticals, Inc. (Reich/Tolentino).

10.5(1)	First Amendment to License Agreement, dated as of August 1, 2003, by and between the Trustees of the University of Pennsylvania and Acuity Pharmaceuticals, Inc. (Gewirtz).

10.6(1)	Credit Agreement, dated as of March 27, 2007, by and among eXegenics, Inc., The Frost Group, LLC, and Acuity Pharmaceuticals, LLC.

10.7(1)	Amended and Restated Subordination Agreement, dated as of March 27, 2007, by and among The Frost Group, LLC, Horizon Technology Funding Company LLC, Acuity Pharmaceuticals, LLC, and eXegenics, Inc.

10.8(4)	Share Purchase Agreement, dated April 11, 2007, by and between Ophthalmic Technologies, Inc. and eXegenics, Inc.

10.9(3)	Lease Agreement dated November 13, 2007, by and between Frost Real Estate Holdings, LLC and the Company.

10.10(4)	Share Purchase Agreement, dated as of November 28, 2007, by and among Ophthalmic Technologies, Inc., OTI Holdings Limited, and the Shareholders named therein.

10.11(4)	Exchange and Support Agreement, dated as of November 28, 2007, by and among OPKO Health, Inc. and OTI Holdings Limited and the holders of exchangeable shares named therein.

Exhibit Number	Description

10.12(4)	Stock Purchase Agreement, dated December 4, 2007, by and between members of The Frost Group, LLC and the Company.

10.13(4)*	OPKO Health, Inc. 2007 Equity Incentive Plan.

10.14(5)	Form of Director Indemnification Agreement.

10.15(5)	Form of Officer Indemnification Agreement.

10.16(6)	Stock Purchase Agreement, dated August 8, 2008 by and among the Company and the Investors named therein.

10.17(7)	Stock Purchase Agreement, dated February 23, 2009 by and between the Company and Frost Gamma Investments Trust.

10.18(7)	Promissory Note to Frost Gamma Investments Trust, dated March 4, 2009.

10.19(8)	Form of Stock Purchase Agreement for transactions between the Company and Nora Real Estate SA., Vector Group Ltd., Oracle Partners LP, Oracle Institutional Partners, LP., Chung Chia Company Limited, Gold Sino Assets Limited and Grandtime Associates Limited.

10.20(8)	Stock Purchase Agreement, dated June 10, 2009, by and among the Company and Sorrento Therapeutics, Inc.

10.21(9)	Form of Securities Purchase Agreement Series D Preferred Stock.

10.22(10)*	Form of Restricted Share Award Agreement (Director).

10.23(10)	Cocrystal Discovery, Inc. Agreements.

10.24(13)	Stock Purchase Agreement, dated October 1, 2009, by and among the OPKO Chile Limitada and Inversones OPKO Limitada, subsidiaries of the Company, and the Sellers named therein.

10.25+(12)	Asset Purchase Agreement, dated October 12, 2009, by and between the Company and Schering Corporation.

10.26(12)	Letter Agreement, dated June 29, 2010, by and between the Company and Schering Corporation.

10.27(18)+	Exclusive License Agreement by and between the Company and TESARO, Inc. dated December 10, 2010.

10.28(15)	Amendment No. 2 to the Credit Agreement dated March 27, 2007, dated February 22, 2011, with The Frost Group, LLC.

10.29(15)	Third Amended and Restated Subordinated Note and Security Agreement, dated February 22, 2011, with The Frost Group, LLC.

10.30(17)+	Asset Purchase Agreement dated as of September 21, 2011, by and among Optos plc, Optos Inc., OPKO Health, Inc., OPKO Instrumentation, LLC, Ophthalmic Technologies, Inc., and OTI (UK) Limited.

21(19)	Subsidiaries of the Company.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kost Forer Gabbay & Kasierer.

23.3(20)	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1(20)	Power of Attorney (included on signature page of Registration Statement)

*	Denotes management contract or compensatory plan or arrangement.

+	Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission.

(1)	Filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2007, and incorporated herein by reference.

(2)	Filed with the Company’s Current Report on Form 8-A filed with the Securities and Exchange Commission on June 11, 2007, and incorporated herein by reference.

(3)	Filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2007 for the Company’s three-month period ended September 30, 2007, and incorporated herein by reference.

(4)	Filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2008 and incorporated herein by reference.

(5)	Filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2008 for the Company’s three-month period ended June 30, 2008, and incorporated herein by reference.

(6)	Filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2008 for the Company’s three-month period ended September 30, 2008, and incorporated herein by reference.

(7)	Filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2009 for the Company’s three-month period ended March 31, 2009, and incorporated herein by reference.

(8)	Filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2009 for the Company’s three-month period ended June 30, 2009, and incorporated herein by reference.

(9)	Filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2009, and incorporated herein by reference.

(10)	Filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2009 for the Company’s three-month period ended September 30, 2009, and incorporated herein by reference.

(11)	Filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010 for the Company’s three-month period ended March 31, 2010, and incorporated herein by reference.

(12)	Filed with the Company’s Amendment to Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 3, 2011.

(13)	Filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2010.

(14)	Filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2011, and incorporated herein by reference.

(15)	Filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2011 for the Company’s three-month period ended March 31, 2011, and incorporated herein by reference.

(16)	Filed with the Company’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on July 5, 2011, and incorporated herein by reference.

(17)	Filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2011 for the Company’s three-month period ended September 30, 2011, and incorporated herein by reference.

(18)	Filed with the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on July 28, 2011.

(19)	Filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2012.

(20)	Filed previously as exhibit to Registration Statement on Form S-1, effective on November 28, 2011.